DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity #
E0758882006-9
Document Number:
20060657620-54
Date Filed:
10/13/2006 8:45:18 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	KORE NUTRITION INCORPORATED
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada (Name) 613 Saddle Rider Court (Street Address), Henderson (City), Nevada 89011 (Zip Code) Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. Deanna Embury (Name) Ste 1721-938 Smithe Street (Street Address), Vancouver CANADA (City), BC (State), V6Z3G5 (Zip Code) 2. Karis Rodgers (Name) 933 Richards Street (Street Address), Vancouver CANADA (City), BC (State), V6B3B6 (Zip Code) 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if more than 1 incorporator)	Caroline Quigley (Name) [signature] (Signature) 26C Trolley Square (Address), Wilmington (City), DE (State), 19806 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] for Inc. Plan of Nevada Authorized Signature of R.A. or On Behalf of R.A. Company 10/13/2006 (Date)

This form must be accompanied by appropriate fees.